As filed with the Securities and Exchange Commission on July 1, 1997.
                                                      Registration No. 333-23221



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
              POST-EFFECTIVE AMENDMENT NO.1 ON FORM S-8 TO FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)


         Washington                                        91-1653725
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                      Identification No.)


                                1201 Third Avenue
                            Seattle, Washington 98101
               (Address of Principal Executive Offices)(Zip Code)


    GREAT WESTERN FINANCIAL CORPORATION 1988 STOCK OPTION AND INCENTIVE PLAN GREAT WESTERN FINANCIAL CORPORATION 1979 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)



                                 Marc R. Kittner
                   Senior Vice President and Corporate Counsel
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 461-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                                 David R. Wilson
                         Foster Pepper & Shefelman PLLC
                          1111 Third Avenue, Suite 3400
                            Seattle, Washington 98101
                                 (206) 447-4400




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                                EXPLANATORY NOTE

     The shares subject to this Post-Effective Amendment to Form S-4 on Form S-8 are issuable upon exercise of outstanding options under the Great Western Financial Corporation ("GWFC") 1979 Stock Option and Incentive Plan ("1979 Plan") and the GWFC 1988 Stock Option and Incentive Plan ("1988 Plan"). The registrant has assumed the outstanding obligations under the 1979 Plan and the 1988 Plan as successor to GWFC by way of merger of GWFC into a wholly-owned subsidiary of registrant. 81,396 shares are issuable under the 1979 Plan and 6,989,414 shares are issuable under the 1988 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The shares being registered are issuable upon exercise of outstanding options under plans of Great Western Financial Corporation which are being assumed by Washington Mutual, Inc. as part of the merger of Great Western Financial Corporation ("GWFC") into a wholly owned subsidiary of Washington Mutual, Inc. The terms of the existing Great Western Financial Corporation Plan plans will remain unchanged except that Washington Mutual, Inc. shares will be issued in lieu of GWFC shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Washington Mutual, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) Annual Report of Form 10-K for the year ended December 31, 1996, as amended by Form 10K/A dated April 25, 1997 (the "1996 Washington Mutual 10-K");

         (2)      Quarterly Report on Form 10-Q for the quarter ended March 31,
                  1997;

         (3) Current Reports on Form 8-K dated March 6, 1997; March 24, 1997, as amended on March 26, 1997; March 28, 1997; April 1, 1997; April 3, 1997; April 10, 1997; April 15, 1997; April 28,
                  1997;  April 30, 1997;  May 2, 1997; May 5, 1997; May 6, 1997;
                  May 8, 1997; May 15, 1997; and May 20, 1997; and

         (4) The description of Registrant's Common Stock, no par value, contained in Item 5 of Registrant's Current Report of Form 8-K dated November 29, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     The following documents filed by GWFC with the Commission are incorporated by reference in this Registration Statement:

         (1) "Item 8. Financial Statements and Supplementary Data" from the Annual Report on Form 10- K for the year ended December 31, 1996, as amended by Form 10-K/A filed May 9, 1997 and

                  "Part I-Item 1. Financial Statements" of the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         No expert or counsel named in the Registration Statement has any substantial interest in the securities of the Registrant. As of June 30, 1997, Members of Foster Pepper & Shefelman PLLC own approximately 40,174 shares of Registrant's common stock.


Item 6.  Indemnification of Directors and Officers.

         Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

         Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act.

         Pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.10 GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan as amended (incorporated by reference to GWFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

         4.11 Addendum to the GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.12 Form of Non-Qualified Stock Option Agreement relating to the GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan (incorporated by reference to Post-Effective Amendment No. 3 to GWFC's Registration Statement No. 2-67233 on Form S-8).

         4.13 Form of Non-Qualified Stock Option Agreement relating to the GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan utilized from April 22, 1986 through 1988 (incorporated by reference to Post-Effective Amendment No. 3 to GWFC's Registration Statement No. 2-67233 on Form S-8).

         4.14 GWFC 1988 Stock Option and Incentive Plan (as amended and restated as of July 22, 1993) (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.15 Form of Director Stock Option Agreement (incorporated by reference to GWFC's Registration Statement No. 33-21469 on Form S-8 pertaining to GWFC's 1988 Stock Option and Incentive
                  Plan).

         4.16 Form of Director Stock Option Agreement effective January 3, 1994 (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.17 GWFC Employee Non-Qualified Stock Option Agreement (incorporated by reference to GWFC's Registration Statement No. 33-21469 on Form S-8 pertaining to GWFC's 1988 Stock Option and Incentive Plan).

         4.18 Revised Form of Non-Qualified Stock Option Agreement effective January 28, 1992 (incorporated by reference to Post Effective Amendment No. 3 to GWFC's Registration Statement
                  No. 33-21469 on Form S-8 pertaining to GWFC's 1988 Stock Option and Incentive Plan).

         4.19 Revised Form of Non-Qualified Stock Option Agreement effective January 25, 1994 (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.20 Form of Non-Qualified Stock Option Agreement (Early Vesting Provisions) (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.21 Form of Restricted Stock Award Agreement and General Provisions Applicable to Restricted Stock Awards Granted Under the 1988 Stock Option and Incentive Plan (incorporated by reference to Post Effective Amendment No. 3 to GWFC's Registration Statement No. 33-21469 on Form S-8).

         4.22 Restated Articles of Incorporation of the Registrant (incorporated by reference to Washington Mutual, Inc. Annual Report to the Commission on Form 10-K for the year ended December 31, 1996).

         5        Opinion of Foster Pepper & Shefelman PLLC

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of KPMG Peat Marwick LLP

         23.3     Consent of Price Waterhouse LLP

         23.4     Consent of Foster Pepper & Shefelman PLLC
                  (included in its opinion filed as Exhibit 5)

         24 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on July 1, 1997.

                                       WASHINGTON MUTUAL, INC.


                                       By: /s/ Kerry K. Killinger
                                           Kerry K. Killinger
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Kerry K. Killinger and Marc R. Kittner, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 1, 1997.



/s/ Kerry K. Killinger                          /s/ William A. Longbrake
Kerry K. Killinger                              William A. Longbrake
Chairman, President and                         Executive Vice President and
Chief Executive Officer                         Chief Finanical Officer
Director (Principal Executive Officer)          (Principal Financial Officer)




                                                 /s/ Douglas G. Wisdorf
                                                 Douglas G. Wisdorf
                                                 Senior Vice President and
                                                 Controller
                                                (Principal Accounting Officer)


/s/ Douglas P. Beighle                           /s/ Anne V. Farrell
Douglas P. Beighle                               Anne V. Farrell
Director                                         Director


/s/ David Bonderman                               /s/ William P. Gerberding
David Bonderman                                   William P. Gerberding
Director                                          Director


/s/ J. Taylor Crandall                            /s/ Dr. Samuel B. McKinney
J. Taylor Crandall                                Dr. Samuel B. McKinney
Director                                          Director


/s/ Roger H. Eigsti                               /s/ Michael K. Murphy
Roger H. Eigsti                                   Michael K. Murphy
Director                                          Director


/s/ John W. Ellis                                 /s/ William G. Reed, Jr.
John W. Ellis                                     William G. Reed, Jr.
Director                                          Director


/s/ Daniel J. Evans                               /s/ James H. Stever
Daniel J. Evans                                   James H. Stever
Director                                          Director

                                INDEX TO EXHIBITS


       EXHIBIT    DESCRIPTION

         4.10 GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan as amended (incorporated by reference to GWFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

         4.11 Addendum to the GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.12 Form of Non-Qualified Stock Option Agreement relating to the GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan (incorporated by reference to Post-Effective Amendment No. 3 to GWFC's Registration Statement No. 2-67233 on Form S-8).

         4.13 Form of Non-Qualified Stock Option Agreement relating to the GWFC 1979 Incentive and Nonstatutory Stock Option and Appreciation Plan utilized from April 22, 1986 through 1988 (incorporated by reference to Post-Effective Amendment No. 3 to GWFC's Registration Statement No. 2-67233 on Form S-8).

         4.14 GWFC 1988 Stock Option and Incentive Plan (as amended and restated as of July 22, 1993) (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.15 Form of Director Stock Option Agreement (incorporated by reference to GWFC's Registration Statement No. 33-21469 on Form S-8 pertaining to GWFC's 1988 Stock Option and Incentive
                  Plan).

         4.16 Form of Director Stock Option Agreement effective January 3, 1994 (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.17 GWFC Employee Non-Qualified Stock Option Agreement (incorporated by reference to GWFC's Registration Statement No. 33-21469 on Form S-8 pertaining to GWFC's 1988 Stock Option and Incentive Plan).

         4.18 Revised Form of Non-Qualified Stock Option Agreement effective January 28, 1992 (incorporated by reference to Post Effective Amendment No. 3 to GWFC's Registration Statement
                  No. 33-21469 on Form S-8 pertaining to GWFC's 1988 Stock Option and Incentive Plan).

         4.19 Revised Form of Non-Qualified Stock Option Agreement effective January 25, 1994 (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.20 Form of Non-Qualified Stock Option Agreement (Early Vesting Provisions) (incorporated by reference to GWFC's Annual Report on Form 10-K for the year ended December 31, 1993).

         4.21 Form of Restricted Stock Award Agreement and General Provisions Applicable to Restricted Stock Awards Granted Under the 1988 Stock Option and Incentive Plan (incorporated by reference to Post Effective Amendment No. 3 to GWFC's Registration Statement No. 33-21469 on Form S-8).

         4.22 Restated Articles of Incorporation of the Registrant (incorporated by reference to Washington Mutual, Inc. Annual Report to the Commission on Form 10-K for the year ended December 31, 1996).

         5        Opinion of Foster Pepper & Shefelman PLLC

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of KPMG Peat Marwick LLP

         23.3     Consent of Price Waterhouse LLP

         23.4     Consent of Foster Pepper & Shefelman PLLC
                  (included in its opinion filed as Exhibit 5)

         24 Power of Attorney (included on the signature page of this Registration Statement)



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